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Zion Oil & Gas Newsletter

January 7, 2011

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Dear Shareholder and/or Friend of Zion

We enter the New Year with high expectations.

As you can read below, we have not been idle during the past two weeks.

With the Ma'anit-Joseph #3 well, we have drilled to a depth of approximately 4,505 meters (14,780 feet) and have acquired open-hole logs that we believe are satisfactory. We are now setting the casing string and should soon be drilling deeper with a 6 1/8 inch hole.

This past week Dr. Victor Bariudin (Senior Coordinator - Oil & Gas Production at Israel's Ministry of National Infrastructures) visited Zion's Caesarea office to review our most recent well logs. He met with two members of our exploration team, Dr. Eliezer Kashai and Aaron Kahn and the visit was satisfactory.

Everyone is looking forward to the next stage of drilling the Ma'anit-Joseph #3 well, as we believe that the Permian geological layer holds great promise.

As an aside, I'll also note that, this week, I received an email from Bill Ottaviani, Zion's President and COO, noting that:

"The wellsite crew works very hard to ensure that the work plan is executed effectively and safely.

The accolades received from Ministry officials and others who visit our well site and observe our work activity are testimony to their effort."

Finally, I'll mention a comment out of a Houston-based energy firm, that controls six gas exploration licenses located in Israeli waters: "I like Israel. It has a good business climate, a rule of law and a young and developing oil and gas industry.”

Turning to financial matters, on January 3, 2011, we issued a press release concerning our ZNWAW warrants.

You can read the complete press release at the bottom of this update and I have also made some comments regarding the ZNWAW warrants below.

If you hold ZNWAW warrants, you should carefully review both the press release and the comments below.

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The Ma'anit-Joseph #3 Well - The Rig at Dawn

Here is this week's operational update:

Drilling Operations at the Ma'anit-Joseph #3 Wellsite

On August 26, 2010, drilling operations began on the Ma'anit-Joseph #3 well, in our Joseph License area, onshore Northern Israel.

As planned, we have now completed drilling the 8-1/2” hole to a total depth of approximately 4,505 meters (14,780 feet) and completed the open hole logging operations for this section of the well.  The data obtained from open-hole logging is used, in part, to assist our geologists in validating depth correlation to other known geologic markers.

We are now running a 7” casing liner across the long open-hole section of the well.  This casing will be cemented in place and tested for proper seal.  Once this operation is completed, we will begin drilling the last section of hole.  This will be a 6-1/8” hole that we expect to drill to approximately 5,900 meters (19,360 feet) and penetrate the target Permian formation.  Drilling of this next section of hole is expected to begin by mid next week.

Opportunity regarding Zion Warrants with the trading symbol: ZNWAW

In January 2009, Zion completed a follow-on offering and issued approximately 666,000 warrants with a $7.00 exercise price.

Since then, approximately 60,000 warrants have been exercised, so currently, there are approximately 606,000 ZNWAW warrants in existence.

In order to be fair to all of Zion's investors, raise significant additional working capital for Zion's exploration and development activity in Israel and simplify our capital structure, we have temporarily reduced the exercise price of the warrants trading under the symbol ZNWAW to $4.00 (from the $7.00 exercise price provided by the original terms of the Warrants).

The reduced exercise price applies to all of Zion’s currently outstanding Warrants that trade under the symbol ZNWAW.

The $4.00 exercise price on ZNWAW warrants will be available until 5:00 p.m. Eastern Time on March 7, 2011, but please note that after March 7, 2011 and through January 31, 2012, the scheduled expiration date of the ZNWAW warrants, the ZNWAW warrants will be exercisable at the original exercise price of $7.00 per warrant, after which date they will expire with no value.

At a $5.00 Zion (ZN) stock price, the dilutive effect on all those who hold Zion securities (other than the ZNWAW warrants) is very small. Due to the small number of ZNWAW warrants in issue, the dilutive effect of reducing the ZNWAW warrant exercise price to the same exercise price as the ZNWAZ warrants is of the order of just 'one point three percent' (1.3%).

If you hold the ZNWAW warrants, please consider this opportunity.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion and Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information

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More information about Zion is available at www.zionoil.com or by contacting Mike Williams at:

Zion Oil & Gas, Inc. 6510 Abrams Rd., Suite 300, Dallas, TX 75231

telephone 1-214-221-4610

email: dallas@zionoil.com

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ZION OIL REDUCES THE EXERCISE PRICE OF WARRANTS TRADED UNDER THE SYMBOL "ZNWAW"

Dallas, Texas and Caesarea, Israel – January 3, 2011: Zion Oil & Gas, Inc. (NASDAQ GM: ZN, ZNWAW) today announced that it has temporarily reduced the exercise price of its outstanding publicly traded warrants under the symbol ZNWAW (the "Warrants") to $4.00 (from the $7.00 exercise price provided by the original terms of the Warrants) until 5:00 p.m. eastern time on March 7, 2011 (the "Expiration Time"). Any and all Warrants properly exercised in accordance with the terms of the Warrants prior to the Expiration Time will be accepted by Zion at the reduced exercise price and one share of registered common stock per Warrant will be issued to the exercising Warrant holder. After the Expiration Time, the $7.00 exercise price included in the original terms of the Warrants will be reinstituted. Except for the reduced exercise price of the Warrants prior to the Expiration Time, the terms of the Warrants remain unchanged. The reduced exercise price applies to all of Zion's currently outstanding Warrants that publicly trade under the symbol ZNWAW. Holders of Warrants that desire to exercise their Warrants should contact their brokers and instruct them to exercise the Warrants prior to the Expiration Time.

As of today's date, approximately 606,000  ZNWAW Warrants are outstanding. Zion's common stock is listed on the NASDAQ GLOBAL Market under the symbol ZN and Zion's Warrants being reduced are listed on the NASDAQ GLOBAL Market under the symbol ZNWAW. Zion recommends that Warrant holders obtain current market quotations for Zion's securities before deciding whether or not to exercise their Warrants.

Richard Rinberg, CEO of Zion, stated, "We are pleased to offer our ZNWAW warrant holders the opportunity to exercise their warrants at a reduced exercise price of $4.00 and hope that a substantial number of these warrants will be exercised. We want to be fair to all of Zion's investors and in addition to potentially raising a significant amount of capital for Zion, we believe that a reduction in the number of our outstanding warrants will simplify our capital structure and reduce the overhang of those warrants on the Company's common stock".

ZION'S BOARD OF DIRECTORS HAS APPROVED THE WARRANT EXERCISE PRICE REDUCTION. HOWEVER, NEITHER ZION NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE ITS OWN DECISION AS TO WHETHER TO EXERCISE A WARRANT.

The information above does not constitute an offer to buy or exchange securities or constitute the solicitation of an offer to sell or exchange any securities in Zion.

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel in areas located on-shore between Haifa and Tel Aviv. It currently holds two petroleum exploration licenses, the Joseph and the Asher-Menashe Licenses, between Netanya, in the south, and Haifa, in the north, covering a total of approximately 162,000 acres and the Issachar-Zebulun Permit Area, adjacent to and to the east of Zion’s Asher-Menashe license area, covering approximately 165,000 acres. Zion’s total petroleum exploration rights area is approximately 327,000 acres.

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements regarding Zion’s operations, are forward-looking statements as defined in the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Zion’s homepage may be found at: www.zionoil.com

Contact:

Zion Oil & Gas, Inc.

6510 Abrams Rd., Suite 300

Dallas, TX 75231

Mike Williams:

Telephone: 214-221-4610

Email: dallas@zionoil.com